Exhibit 10.38(h-3)

THIRD AMENDMENT

TO

SPONSORS’ SUBORDINATION AGREEMENT

THIS THIRD AMENDMENT (this “Amendment”), dated 24 February 2004, is made between ADVANCED MICRO DEVICES, INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, with its chief executive office and principal place of business at One AMD Place, Sunnyvale, California 94088, United States of America (“AMD Inc.”), AMD SAXONY HOLDING GMBH, Dresden, registered in the Commercial Register of the Dresden County Court, HRB 13931 (“AMD Holding”; and, together with AMD Inc., collectively, the “Sponsors”), AMD SAXONY LLC, a limited liability company organised and existing under the laws of the State of Delaware, United States of America (“AMD Saxony LLC”); AMD SAXONY ADMIN GMBH registered in the Commercial Register of the Dresden County Court HRB 20738 (“AMD Admin,” together with AMD Saxony LLC, collectively, the “Additional Partner Companies”); AMD SAXONY LIMITED LIABILITY COMPANY & Co. KG (formerly AMD Saxony Manufacturing GmbH) registered in the Commercial Register of the Dresden County Court HRA 4896 (“AMD Saxonia”), DRESDNER BANK LUXEMBOURG S.A., as Agent (and successor to Dresdner Bank AG in such capacity) under the Loan Agreement referred to below (in such capacity, the “Agent”) for the Banks referred to below, and DRESDNER BANK AG, as Security Agent under such Loan Agreement (in such capacity, the “Security Agent”), for the Secured Parties referred to below.

W I T N E S S E T H:

WHEREAS, AMD Saxonia, an indirect wholly-owned Subsidiary of AMD Inc., has been formed for the purpose of constructing, owning, and operating (i) the Plant and (ii) the integrated Design Center;

WHEREAS, in order to finance the construction of the Plant and the Design Center, and start-up costs of the operation of the Plant, inter alia, (i) AMD Saxonia has entered into a Syndicated Loan Agreement, dated 11 March 1997, as amended, (the “Loan Agreement”) with the Agent, Dresdner Bank Luxembourg S.A. as Paying Agent (as defined in the Sponsors’ Subordination Agreement as hereinafter defined), the Security Agent and the Banks from time to time party thereto providing, inter alia, for a senior secured term facility aggregating up to DM 1,500,000,000 (one billion five hundred million Deutsche Marks), (ii) the Sponsors, the Additional Partner Companies, the Agent and the Security Agent have entered into that certain Sponsors’ Support Agreement dated 11 March 1997, as amended, (the “Sponsors’ Support Agreement”) providing (x) certain assurances to the Agent and Security Agent with respect to the completion of the Project, and (y) certain undertakings to and for the benefit of the Agent, the Paying Agent, the Security Agent and the Banks (collectively, the “Secured Parties” and individually a “Secured Party”);

WHEREAS, AMD Saxonia, the Sponsors, the Additional Partner Companies, the Security Agent and the Agent are party to a Sponsors’ Subordination Agreement dated March 11, 1997 among the Sponsors, the Agent and the Security Agent, as amended by the First Amendment to Sponsors’ Subordination Agreement dated 20 February 2001, among the Sponsors, the Agent and the Security Agent and the Accession Agreement and Second Amendment to Sponsors’ Subordination Agreement dated 3 June 2002 among the Sponsors, the Additional Partner Companies, the Agent and the Security Agent (as amended, the “Sponsors’ Subordination Agreement”);

WHEREAS, AMD Saxonia, the Agent, the Security Agent and the Banks wish, with the consent of the Sponsors and the Additional Partner Companies to, among other things, amend the Loan Agreement and AMD Saxonia, the Sponsors, the Additional Partner Companies, the Agent and the Security Agent wish to amend the Sponsors’ Subordination Agreement on the terms and subject to the conditions of this Amendment Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Third Amendment, AMD Saxonia, Dresdner Bank AG, the other Banks and Financial Institutions named therein, Dresdner Bank Luxembourg S.A. as Agent and Paying Agent and Dresdner Bank AG, as Security Agent, are entering into Amendment No. 6 to the Syndicated Loan Agreement dated 11 March 1997, as amended from time to time (“Amendment No. 6”), and it is a condition to the effectiveness of said Amendment No. 6 (the date on which said Amendment No. 6 becomes effective being referred to herein as the “Amendment No. 6 Effective Date”) that a copy of this Third Amendment shall be delivered to the Agent;

NOW, THEREFORE, the Sponsors, the Additional Partner Companies, AMD Saxonia, the Agent (for itself and on behalf of the Banks), and the Security Agent (on behalf of the Secured Parties), agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Definitions. Capitalized terms not otherwise defined in this Amendment are used with the definitions assigned to them in the Sponsors’ Subordination Agreement.

SECTION 1.2 Construction. In this Amendment, unless the context requires otherwise, references to Sections and Schedules are to Sections and Schedules of the Sponsors’ Support Agreement. Section headings are inserted for reference only and shall be ignored in construing this Amendment.

ARTICLE II

Amendments

SECTION 2.1 Amendments. With effect from the Amendment No. 6 Effective Date the Sponsors’ Subordination Agreement is hereby amended by deleting Section 3 (iii) of the Sponsors’ Subordination Agreement in its entirety and replacing said Section 3 (iii) as follows:

“(iii)	those payments to AMD Inc. made by AMD Saxonia in respect of purchases of equipment, materials, supply and third party services in the ordinary course of business and on an arm’s length basis the aggregate book value of which does not exceed Euro 25,000,000 (twenty five million Euro) in any calendar year;”

ARTICLE III

Miscellaneous

SECTION 3.1 Representations and Warranties. Each of the Sponsors, AMD Saxonia and the Additional Partner Companies hereby represents and warrants as of the date hereof that:

(a)	Organization; Corporate Power. It is duly incorporated and validly existing under the laws of the jurisdiction of its organization, and has all necessary power and authority to execute and deliver this Amendment and, following the Amendment No. 6 Effective Date, to consummate the transactions contemplated herein;

(b)	Corporate Authority; No Conflict. The execution and delivery by it of this Amendment, and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action (including any necessary shareholder action) on its part, and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, or of its charter or by-laws or (ii) result in a breach of, result in a mandatory prepayment or acceleration of indebtedness evidenced by or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or its properties may be bound, or require the creation or imposition of any encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

(c)	Valid and Binding Obligations. This Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, however, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and, as to enforceability, by general equitable principles.

SECTION 3.2 Miscellaneous.

(a)	This Amendment is limited as specified and, except as expressly herein provided, shall not constitute a modification, amendment or waiver of any other provision of any other Operative Document. Except as specifically amended by this Amendment, the Sponsors’ Subordination Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(b)	This Amendment shall be an Operative Document under and for purposes of the Sponsors’ Support Agreement.

(c)	The form and execution of this Amendment and all rights and obligations of the parties arising hereunder shall be governed by the laws of the Federal Republic of Germany.

(d)	This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)	Sections 20, and 21 of the Sponsors’ Subordination Agreement shall apply, mutatis mutandis, to this Amendment, as if set out herein in full.

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IN WITNESS WHEREOF, each of the parties set out below has caused this Amendment to be duly executed and delivered by its respective officer or agent thereunto duly authorised as of the date first above written.

ADVANCED MICRO DEVICES, INC.

By	/s/ Robert J. Rivet

Its	Senior VP, Chief Financial Officer

AMD SAXONY HOLDING GMBH

By	/s/ Hans-Raimund Deppe

Its	Managing Director

AMD SAXONY ADMIN GMBH

By	/s/ Hans-Raimund Deppe

Its	Managing Director

AMD SAXONY LLC

By	/s/ Thomas M. McCoy

Its	Director

AMD SAXONY LIMITED LIABILITY COMPANY & CO KG, represented by its general partner AMD Saxony LLC

By	/s/ Hans-Raimund Deppe

Its	Managing Director

DRESDNER BANK LUXEMBOURG S.A., as Agent

By	/s/ Christian Kogge /s/ Brigitte Debiol

Its

DRESDNER BANK AG, as Security Agent

By	/s/ Hans-Jürgen Dittmann /s/ Veit Schweiger

Its